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                 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                            IN AND FOR NEW CASTLE COUNTY

                                        )
MENTOR GRAPHICS CORPORATION, an         )
Oregon Corporation, and MGZ CORP.,a     )
Delaware Corporation,                   )
                                        )
     Plaintiffs,                        )              C.A. No. 16584
                                        )
     v.                                 )
                                        )
QUICKTURN DESIGN SYSTEM, INC., A        )
Delaware Corporation, KEITH R. LOBO,    )
GLEN M. ANTLE, RICHARD C.               )
ALBERDING, MICHAEL R. D'AMOUR,          )
YEN-SON (PAUL) HUANG, DR. DAVID K.      )
LAM, WILLIAM A. HASLER AND              )
CHARLES D. KISSNER,                     )
                                        )
     Defendants.                        )
                                        )



                          MOTION FOR PRELIMINARY INJUNCTION

     Defendants Quickturn Design Systems, Inc. ("Quickturn" or the "Company"), Keith R. Lobo, Glen M. Antle, Richard C. Alberding, Michael R. D'Amour, Yen-Son
(Paul) Huang, Dr. David K. Lam, William A. Hasler, and Charles D. Kissner, by and through their undersigned counsel, hereby move the Court pursuant to Court of Chancery Rule 65, for an order, in the form attached hereto, preliminarily enjoining plaintiffs Mentor Graphics Corp. and MGZ Corp. (collectively, "Mentor") from holding or purporting to hold a special meeting of Quickturn shareholders on October 29, 1998. The grounds for this motion are as follows:

                                      BACKGROUND

     On August 12, 1998, after months of preparation and at a time when Quickturn's stock was trading near its all-time low, Mentor launched its hostile tender offer for Quickturn's stock. On August 21, 1998, Quickturn's board of directors amended its bylaws to provide that, upon request of stockholders to call a special meeting, the board shall determine a place and time for the meeting, which time shall be between 90 and 100 days after the date on which the board determines that the meeting was properly requested (the "Meeting Bylaw").

     On September 11, 1998, acting pursuant to the "agent designations" it had



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solicited, Mentor purported to demand a special meeting of Quickturn's stockholders. The same day, before Quickturn had any opportunity to review the "agent designations", Mentor purported to notice a meeting of Quickturn's stockholders for October 29 -- in plain and admitted violation of the Meeting Bylaw. On October 1, 1998, in full compliance with the Meeting Bylaw, Quickturn announced that its Board had noticed the special meeting of stockholders for January 8, 1999.

     Recognizing that its choice of a meeting date would be contrary to the Meeting Bylaw, Mentor amended its complaint in this action to challenge the validity of the Meeting Bylaw. On August 26, 1998, Mentor moved for entry of a preliminary injunction enjoining Quickturn and its directors from enforcing the Meeting Bylaw. At Mentor's request, the Court scheduled a hearing on its motion for a preliminary injunction for October 7, 1998. At Mentor's further request, that hearing date was subsequently vacated and an expedited trial scheduled.

     The trial to determine the validity of the Meeting Bylaw, and an amendment to Quickturn's rights plan, is now scheduled for a trial to be held over five days between October 19 and October 28, 1998. It is apparent that the Court will likely not be in a position to decide this matter before Mentor's October 29, 1998 purported meeting date, and it is a certainty that the Court will not be able to decide this matter in time for stockholders to receive notice of the Court's decision sufficiently in advance of the October 29 date to consider the Court's decision in determining how to vote. Thus, there are now two notices of the same meeting, for different times and different places, and the determination of which notice is legally valid cannot occur until, at the earliest, the day before Mentor's purported October 29 meeting.

     The present situation, in which two meetings are proceeding in parallel to different meeting dates, is inherently confusing to stockholders, and (not surprisingly), many stockholders have already been confused -- some stockholders believe that the meeting is proceeding on January 8, while others believe it is proceeding on October 29. See Affidavit of Joseph J. Morrow Paragraph 6. In addition, for the reasons explained below, the threat that a meeting may proceed on October 29 will, unless corrected by the Court, force Quickturn to solicit proxies for an October 29 date, even though the October 29 date is facially contrary to Quickturn's Bylaws

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and even though Quickturn believes that the October 29 date has no legal validity.

                                       ARGUMENT

     I. A PRELIMINARY INJUNCTION IS NECESSARY TO PREVENT STOCKHOLDER CONFUSION AND PREJUDICE TO QUICKTURN.

     A.   STOCKHOLDERS ARE CONFUSED BY THE EXISTENCE OF TWO MEETING DATES.

          The simultaneous scheduling of two different dates and places for the same meeting of stockholders is obviously confusing to stockholders. Stockholders do not know when the meeting will occur, where the meeting will occur, or when they have to return their proxies. Morrow Aff. Paragraph 7. Moreover, one must assume that Mentor is deliberately creating this confusion. Mentor surely knows that is October 29 date is contrary to the Meeting Bylaw; indeed, that is why Mentor sought, and obtained, this Court's agreement to hold a full trial on the merits of Mentor's claims between October 10 and 28 -- before the meeting. Yet Mentor has not sought any type of interim relief from this Court; to the contrary, Mentor dropped its claim for a preliminary injunction against Quickturn's bylaw. Recognizing that the status quo is the existence of the bylaw, there can be no question that Mentor's claim to call a meeting on October 29 is false.

          Plainly, Mentor's decision to press ahead with its legally invalid meeting is confusing to stockholders. Morrow Aff. Paragraph 5-7. Since no one knows if the Court will ultimately uphold the Meeting Bylaw, until this Court issues its ruling after trial, no one can know for certain whether Mentor's October 29 meeting can lawfully proceed. Id. at 7. Pressing toward a legally dubious October 29 meeting at the same time that the Court is considering the legal status of that meeting appeared deliberately designed to confuse stockholders and unquestionably has had that effect. Id. Paragraph 5-7. Absent relief by the court, Mentor's actions will further confuse stockholders as the October 29 date approaches.

     B. QUICKTURN IS PREJUDICED BY THE EXISTENCE OF THE PURPORTED OCTOBER 29 MEETING DATE.

          Mentor's plan to go forward with its October 29 meeting, despite the absence of any court ruling in advance of that meeting as to its validity, also prejudices Quickturn.


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Quickturn believes that the October 29 meeting date is invalid.  However, absent relief from this Court, Mentor's actions will force Quickturn to solicit proxies for the October 29 meeting, since it will have no way of knowing with certainty, until the Court issues its post-trial ruling, that the October 29 meeting is invalid. Even though Quickturn believes it overwhelming likely that the Meeting Bylaw will be upheld, it simply cannot bet the company on this result. As long as there is even a minuscule possibility that a meeting can proceed on October 29, Quickturn must solicit proxies for such a meeting. The alternative -- to cede the field to Mentor and not even provide stockholders with the benefit of the Company's views -- would be irresponsible.

          The whole purpose of expediting this matter was to allow the parties and the stockholders to know, PRIOR TO ANY VOTE, of the validity of the Meeting Bylaw and the amendments to Quickturn's rights plan. If resolution of the validity of the Meeting Bylaw prior to a vote were not required, an expedited hearing on this issue would not have been scheduled. Instead, Mentor could have convened its meeting and, if necessary, the validity of the meeting could have been addressed in a subsequent action under Section 225. Having accepted Mentor's argument that pre-meeting relief is necessary, and having scheduled a preliminary injunction hearing, and subsequently an expedited trial, at Mentor's request, the Court should not now permit Mentor to proceed with a meeting on the eve of a decision by the Court that will resolve the confusion that Mentor has created by its actions.

          To permit Mentor to now proceed to an October 29 special shareholder meeting will cause irreparable injury to Quickturn and its shareholders because it will cause Quickturn to have to gear its efforts to an October 29 meeting date, regardless of the legal validity of that date, and will confuse stockholders and cause them to cast votes before the validity of the October 29 meeting has been determined. The appropriate remedy for this injury is to enjoin Mentor for proceeding with the purported October 29 meeting until this Court has issued its ruling.

     II. MENTOR'S OCTOBER 29 MEETING HAS BEEN NOTICED IN VIOLATION OF QUICKTURN'S BYLAWS AND SECTION 211 (A) OF THE DELAWARE GENERAL CORPORATION LAW.

          On September 11, Mentor sent to Quickturn's stockholders a "Notice of Special Meeting of Stockholders of Quickturn Design Systems, Inc. to be held on October 29, 1998" (the



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"Notice") and its Proxy Statement (a copy of which is attached hereto as Exhibit
A). The Notice and Proxy Statement purport to call a special meeting of Quickturn's stockholders to "be held at 3 p.m. New York City time, on October
29, 1998 at The Corporation Trust Company, 30 The Green, Dover, Delaware 19901" to consider various proposals set forth in the Notice. (emphasis added). The Notice is invalid under the Quickturn's bylaws and Delaware law because the special meeting location was not designated by Quickturn's board of directors and is not noticed to be held at the Company's "registered office" in Delaware.

          Section 211(a) of the Delaware General Corporation Law provides that stockholders meetings "may be held at such place, either within or without this State, as may be designated by or in the manner provided in the bylaws OR, IF NOT SO DESIGNATED, AT THE REGISTERED OFFICE OF THE CORPORATION IN THIS STATE." (emphasis added). In the absence of a contrary designation in the certificate of incorporation or bylaws, Delaware law is clear that stockholders "meetings must be held at the corporation's registered office in Delaware." D. Drexler,
L. Black & A. Sparks, III, DELAWARE CORPORATION LAW AND PRACTICE Section 24.02, at 24-2-3 (1997); E. Folk, R. Ward, Jr. & E. Welch, FOLK ON THE DELAWARE GENERAL CORPORATION LAW Section 211.1 (1998-2 Supp.); R.F. Balotti & J. Finkelstein, THE DELAWARE LAW OF CORPORATIONS AND BUSINESS ORGANIZATIONS Section 7.2, at 7-6 (3d ed. 1998) ("In the absence of a by-law provision specifying the location of the annual meeting, Section 211(a) of the General Corporation Law provides that the meeting shall take place at the registered office of the corporation in the State of Delaware.") Section 2.1 of Quickturn's bylaws provides that stockholders meetings "shall be held at any place, within or outside the State of Delaware, designated by the board of directors," and "[i]n the absence of any such designation, STOCKHOLDERS' MEETINGS SHALL BE HELD AT THE REGISTERED OFFICE OF THE CORPORATION." (attached hereto as Exhibit B (emphasis added)).

          Here, since the Quickturn board did not designate the place of the special meeting purportedly called by Mentor, Section 211(a) and the bylaws of the Company require that the meeting be held in the Company's "registered office" in Delaware. As indicated in Article I of Quickturn's certificate of incorporation (a copy of which is attached as Exhibit C), the "address of the corporation's registered office in the State of Delaware is 1209 ORANGE STREET, IN THE CITY


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OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19801," and the "name of its registered agent at such address is The Corporation Trust Company." (emphasis added). Thus, Mentor's Notice is invalid since it purports to call a special meeting of Quickturn's stockholders for an incorrect location -- that is, a location other than Quickturn's "registered office" in Delaware. SEE MANAGERS SEC. CO. V. MALLERY, 77 F.2d 186, 191 (3d Cir. 1935) (holding that if the bylaws require stockholders meetings to take place in Delaware, and the meeting is held outside the state, that fact is reason for the meting to be deemed ineffective).

          Any argument by Mentor that its error (purposeful or inadvertent) in designating the special meeting for a location other than that of Quickturn's "registered office" in Delaware is trivial or meaningless and should be overlooked by this Court must be rejected. Indeed, this Court is not empowered to disregard a statutory requirement. See Laster v. Waggoner, Del. Ch., C.A. No. 11185, Jacobs, V.C. (Mar. 15, 1990), rev'd Waggoner v. STAAR Surgical Co., Del. Supr., 588 A.2d 1130 (1991) (actions taken in violation of authority granted in DGLC or certificate of incorporation are void, including issuance of preferred stock without necessary adoption of resolution of board in violation of Section 151(g)).

          Moreover, even if the Court were empowered to disregard that statutory mandate of Section 211(a) -- which it is not -- lightly brushing aside the meaning of the Company's "registered office" in this State would do great harm to the Delaware statutory scheme. The term "registered office" has a very specific meaning under Delaware law and has significance.(1) For example, as one treatise describes, the "purpose of the registered office is to serve as an address for service of process and for tax-related communications from the State." SEE R.F. Balotti & J. Finkelstein, THE DELAWARE LAW OF CORPORATIONS AND BUSINESS ORGANIZATIONS Section 3.1, at 3-2 (3d ed. 1998). In addition, the "registered office" of a Delaware corporation also serves as, among other things, the location for (1) the filing of voting trust agreements (Section 218), (2) the delivery of written consents (Section 228), (3) the delivery of stocklist and books and records demands (Section 220),

------------------------
(1) Section 131(a) of the DGCL requires every corporation to maintain in this State a registered office, and Section 102(a)(2) requires every company's certificate of incorporation to include the "address (which shall included the street, number, city and county) of the corporation's registered office in this State, and the name of its registered agent at such address."


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and (4) stockholders meetings (Section 211).

          Finally, this Court has consistently recognized the importance of stockholders meetings in the scheme of corporate governance. SEE E.G., HOSCHETT
V. TSI INT'L SOFTWARE, LTD., Del. Ch., 683 A.2d 43, 44 (1996). If such meetings are to have any meaning at all, they must be noticed in accordance with the Company's bylaws and Delaware law. Here, Mentor clearly knew the location of Quickturn's registered office in Delaware, since on the very same day it issued the invalid Notice an Proxy Statement, it delivered agent designations purporting to call the special meeting to Quickturn's registered office in Wilmington, Delaware. Its decision to notice the meeting for another location is thus explicable. More significantly, the notice of the meeting for a non-authorized location is contrary to Section 211(a) and therefore legally invalid. Mentor should be enjoined from subjecting Quickturn and its stockholders to a patently invalid meeting.














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                                      CONCLUSION

          For the reasons stated herein, Quickturn respectfully requests that its Motion for Preliminary Injunction be granted.

MORRIS, NICHOLS, ARSHT & TUNNELL

                                        /s/
                                        ----------------------------------------
                                        Kenneth J. Nachbar (#2067)
                                        William M. Lafferty (#2755)
                                        Donna L. Culver (#2983)
                                        1201 N. Market Street
                                        P.O. Box 1347
                                        Wilmington, DE  19899-1347
                                        (302) 658-9200
                                        Attorneys for Defendants

OF COUNSEL:

WILSON SONSINI GOODRICH & ROSATI, P.C.
James A. DiBoise
David J. Berger
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

October 16, 1998